Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended December 31, 2008

The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	October 15, 2008	November 17, 2008	December 15, 2008

Allocation Dates during quarter:	October 16, 2008	November 18, 2008	December 16, 2008

Payment Date during quarter:			NA

AFCC Amount at beginning of quarter:			$978,255,479

AFCC Amount at end of quarter:			$1,015,176,514

On the Payment Date during the quarter:

Accrued RVO Payment Amount as of the immediately preceding Allocation Date:			$—

Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:			$—

Accrued RVO Payment Amount as of such Payment Date:			$—

Number of RVO’s outstanding as of the applicable record date			N/A

Payment per RVO:			$—

As of the first Allocation Date during the quarter:

Residual Cash Flow:

Residual Cash Flow Allocated for current period			$98,916
(includes $36,394.51 of sales proceeds from previously charged off loans)
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)			$—

Excess Litigation Reserve allocated:			$—

RVO Expenses:

Residual Cash Flow allocated to RVO Expenses:			$(0)

Cumulative RVO Expenses not covered by allocation (to be carried forward):			$(0)

Litigation Expenses:

Residual Cash Flow allocated to Litigation Expenses:			$—

Cumulative Litigation Expenses not covered by allocation (to be carried forward):			$—

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:	$978,255,479

plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$12,228,193

less: Residual Cash Flow allocated to AFCC Amount:	$(98,916)

AFCC Amount after allocation:	$990,384,756

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—

plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—

Accrued RVO Payment Amount on such Allocation Date:	$—

As of the second Allocation Date during the quarter:

Residual Cash Flow:

Residual Cash Flow allocated for current period	$87,235

Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—

Excess Litigation Reserve allocated:	$—

RVO Expenses:

Residual Cash Flow allocated to RVO Expenses:	$(0)

Cumulative RVO Expenses not covered by allocation (to be carried forward):	$(0)

Litigation Expenses:

Residual Cash Flow allocated to Litigation Expenses:	$—

Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$—

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:	$990,384,756

plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$12,379,809

less: Residual Cash Flow allocated to AFCC Amount:	$(87,235)

AFCC Amount after allocation:	$1,002,677,330

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—

plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—

Accrued RVO Payment Amount on such Allocation Date:	$—

As of the third Allocation Date during the quarter:

Residual Cash Flow:

Residual Cash Flow allocated for current period	$34,283

Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$—

Excess Litigation Reserve allocated:	$—

RVO Expenses:

Residual Cash Flow allocated to RVO Expenses:	$(0)

Cumulative RVO Expenses not covered by allocation (to be carried forward):	$(0)

Litigation Expenses:

Residual Cash Flow allocated to Litigation Expenses:	$—

Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$—

AFCC Amount:

AFCC Amount at end of immediately preceding Allocation Date:	$1,002,677,330

plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$12,533,467

less: Residual Cash Flow allocated to AFCC Amount:	$(34,283)

AFCC Amount after allocation:	$1,015,176,514

Accrued RVO Payment Amount:

Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—

plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—

Accrued RVO Payment Amount on such Allocation Date:	$—